Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-142070 and No. 333-208964) on Form S-8 of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of the AECOM Retirement & Savings Plan for the year ended December 31, 2025.

/s/ Eide Bailly LLP

Denver, Colorado
June 26, 2026